Exhibit 99.1

FOR IMMEDIATE RELEASE
 .
NICOLET BANKSHARES, INC. ANNOUNCES ANOTHER RECORD QUARTER

•Another record quarter with net income of $42 million for third quarter 2025, compared to net income of $36 million in prior quarter, and net income of $33 million for third quarter 2024
•Quarterly net interest margin of 3.86%, an increase of 14 bps over the prior quarter
•Exceptional quarter-over-quarter core deposit growth of $223 million (13% annualized)
•Repurchased 155,393 common shares for $21 million during third quarter 2025

Green Bay, Wisconsin, October 23, 2025 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced another record quarter with net income of $42 million for third quarter 2025 and earnings per diluted common share of $2.73, compared to net income of $36 million and earnings per diluted common share of $2.34 for second quarter 2025, and net income of $33 million and earnings per diluted common share of $2.10 for third quarter 2024.

“I must admit, I got a bit nostalgic thinking about what I would say in this press release,” said Mike Daniels, Chairman, President, and CEO of Nicolet. “Nicolet’s 25th anniversary is November 1st, and I still vividly remember sitting in my basement discussing what Nicolet should look like with my co-founder. When we were younger, we learned that banking should be about relationships and mattering to your customers and communities. I think the smartest thing we did was to make Nicolet a reflection of what we believed, and what we knew worked. In a way, Nicolet is a 25-year case study that shows that working hard to create shared success between customers, communities, and employees creates positive if not superior shareholder results. That philosophy ran counter to the industry 25 years ago and still does to a degree today. We didn’t set out to be contrarian. We set out to be ourselves.”

“We just produced some of the best quarterly financial metrics in our history, with a Return on Average Assets and Return on Average Tangible Common Equity that should easily put us in the top decile of banks in the country,” Daniels continued. “The off-the-charts results we are reporting today are directly related to the hard work of our employees, customers, and communities, all striving to do the right thing for one another. I feel like we have significant momentum right now, which leads to my continued optimism for Nicolet as a top-tier community bank, as well as community banking in general.”

Balance Sheet Review
At September 30, 2025, period end assets were $9.0 billion, an increase of $99 million from June 30, 2025, mostly from higher cash balances and loan growth. Total loans increased $36 million from June 30, 2025 (mostly in construction and agricultural loans), while total deposits of $7.6 billion at September 30, 2025, increased $70 million from June 30, 2025, including a $223 million increase in customer (core) deposits, partly offset by a $153 million decrease in brokered deposits. Total capital was $1.2 billion at September 30, 2025, an increase of $25 million over June 30, 2025, with record earnings and favorable movements in the securities portfolio market valuation partly offset by common stock repurchases and the quarterly common stock dividend.

Asset Quality
Nonperforming assets were $28 million and represented 0.31% of total assets at September 30, 2025, compared to 0.32% of total assets at June 30, 2025 and 0.31% of total assets at September 30, 2024. The allowance for credit losses-loans was $69 million and represented 1.00% of total loans at September 30, 2025, compared to $68 million (or 1.00% of total loans) at June 30, 2025, and $66 million (or 1.00% of total loans) at September 30, 2024. Asset quality trends remain solid and loan net charge-offs were negligible.

Income Statement Review - Quarter
Net income was $42 million for third quarter 2025, compared to net income of $36 million for second quarter 2025.

Net interest income was $79 million for third quarter 2025, $4 million higher than second quarter 2025, primarily due to one additional earning day in the quarter and a reduction in noncore funding. Interest income increased $3 million between the sequential quarters, while interest expense decreased $1 million. The net interest margin for third quarter 2025 was 3.86%, up 14 bps from 3.72% for second quarter 2025. The yield on interest-earning assets increased 3 bps (to 5.85%), while the cost of interest-bearing liabilities for third quarter 2025 decreased 10 bps (to 2.76%).

Noninterest income of $24 million for third quarter 2025 increased $3 million from second quarter 2025, mostly due to a $1.5 million favorable change in net asset gains from equity security market valuations. Excluding the net asset gains, noninterest income for third quarter increased $1.5 million over the prior quarter, primarily due to a $0.8 million increase in wealth income and $0.7 million higher net mortgage income.

Noninterest expense of $50 million for third quarter 2025 was up slightly from second quarter 2025, and included a $0.3 million increase in personnel expense partly offset by a $0.2 million decrease in non-personnel related expenses. The reduction in non-personnel expenses included seasonally higher business development and marketing expenses more than offset by declines in most remaining noninterest expense categories.

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches primarily in Wisconsin, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.

Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted common share, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Nicolet’s results of operations and financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Assets
Cash and due from banks	$94,402	$129,607	$105,085	$115,943	$124,076
Interest-earning deposits	379,555	293,031	467,095	420,104	303,908
Cash and cash equivalents	473,957	422,638	572,180	536,047	427,984
Securities available for sale, at fair value	861,534	849,253	838,105	806,415	825,907
Other investments	61,380	59,594	58,627	62,125	63,632
Loans held for sale	11,308	9,955	8,092	7,637	11,121
Loans	6,874,711	6,839,141	6,745,598	6,626,584	6,556,840
Allowance for credit losses - loans	(68,785)	(68,408)	(67,480)	(66,322)	(65,785)
Loans, net	6,805,926	6,770,733	6,678,118	6,560,262	6,491,055
Premises and equipment, net	121,711	123,723	125,274	126,979	123,585
Bank owned life insurance (“BOLI”)	190,979	189,342	187,902	186,448	185,011
Goodwill and other intangibles, net	383,693	385,107	386,588	388,140	389,727
Accrued interest receivable and other assets	118,942	120,464	120,336	122,742	119,096
Total assets	$9,029,430	$8,930,809	$8,975,222	$8,796,795	$8,637,118

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$1,826,453	$1,800,335	$1,689,129	$1,791,228	$1,839,617
Interest-bearing deposits	5,785,012	5,741,338	5,883,061	5,612,456	5,420,380
Total deposits	7,611,465	7,541,673	7,572,190	7,403,684	7,259,997
Long-term borrowings	134,600	134,340	156,563	161,387	161,210
Accrued interest payable and other liabilities	68,405	64,698	63,201	58,826	66,584
Total liabilities	7,814,470	7,740,711	7,791,954	7,623,897	7,487,791
Stockholders' Equity:
Common stock	148	149	152	154	151
Additional paid-in capital	581,815	601,625	630,340	655,540	647,934
Retained earnings	662,252	625,243	594,068	565,772	535,638
Accumulated other comprehensive income (loss)	(29,255)	(36,919)	(41,292)	(48,568)	(34,396)
Total stockholders' equity	1,214,960	1,190,098	1,183,268	1,172,898	1,149,327
Total liabilities and stockholders' equity	$9,029,430	$8,930,809	$8,975,222	$8,796,795	$8,637,118

Common shares outstanding	14,798,895	14,924,086	15,149,341	15,356,785	15,104,381

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Unaudited)
	For the Three Months Ended					For the Nine Months Ended
(In thousands, except per share data)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Interest income:
Loans, including loan fees	$107,930	$105,976	$100,666	$100,605	$100,824	$314,572	$292,447
Taxable investment securities	6,201	6,027	5,560	5,369	5,211	17,788	14,824
Tax-exempt investment securities	998	1,017	1,049	1,073	1,095	3,064	3,485
Other interest income	5,204	4,618	5,466	5,787	5,492	15,288	14,775
Total interest income	120,333	117,638	112,741	112,834	112,622	350,712	325,531
Interest expense:
Deposits	39,312	40,472	39,465	39,138	42,060	119,249	122,436
Short-term borrowings	—	—	—	—	2	—	2
Long-term borrowings	1,757	2,057	2,070	2,146	2,194	5,884	6,578
Total interest expense	41,069	42,529	41,535	41,284	44,256	125,133	129,016
Net interest income	79,264	75,109	71,206	71,550	68,366	225,579	196,515
Provision for credit losses	950	1,050	1,500	1,000	750	3,500	2,850
Net interest income after provision for credit losses	78,314	74,059	69,706	70,550	67,616	222,079	193,665
Noninterest income:
Wealth management fee income	7,629	6,811	6,975	7,208	7,085	21,415	20,244
Mortgage income, net	3,568	2,907	1,926	3,326	2,853	8,401	6,851
Service charges on deposit accounts	2,000	1,962	2,025	1,877	1,913	5,987	5,307
Card interchange income	3,752	3,699	3,337	3,541	3,564	10,788	10,120
BOLI income	1,654	1,429	1,420	1,421	1,455	4,503	4,027
Asset gains (losses), net	1,294	(199)	(354)	510	1,177	741	3,702
Deferred compensation plan asset market valuations	972	1,437	45	(192)	1,162	2,454	1,390
LSR income, net	668	950	1,057	1,064	1,090	2,675	3,341
Other noninterest income	2,082	1,637	1,792	2,103	2,079	5,511	6,427
Total noninterest income	23,619	20,633	18,223	20,858	22,378	62,475	61,409
Noninterest expense:
Personnel expense	29,437	29,114	26,521	26,682	28,937	85,072	81,732
Occupancy, equipment and office	9,028	9,104	9,330	8,685	8,826	27,462	26,451
Business development and marketing	2,223	1,593	2,100	2,325	1,823	5,916	6,005
Data processing	4,671	4,682	4,525	4,668	4,535	13,878	13,086
Intangibles amortization	1,414	1,481	1,552	1,587	1,694	4,447	5,289
FDIC assessments	1,005	1,029	940	990	990	2,974	3,013
Other noninterest expense	2,310	2,916	2,819	3,268	2,343	8,045	7,572
Total noninterest expense	50,088	49,919	47,787	48,205	49,148	147,794	143,148
Income before income tax expense	51,845	44,773	40,142	43,203	40,846	136,760	111,926
Income tax expense	10,110	8,738	7,550	8,723	8,330	26,398	22,347
Net income	$41,735	$36,035	$32,592	$34,480	$32,516	$110,362	$89,579
Earnings per common share:
Basic	$2.81	$2.40	$2.14	$2.25	$2.16	$7.34	$5.99
Diluted	$2.73	$2.34	$2.08	$2.19	$2.10	$7.14	$5.84
Common shares outstanding:
Basic weighted average	14,836	15,029	15,256	15,297	15,052	15,039	14,966
Diluted weighted average	15,303	15,431	15,647	15,710	15,479	15,463	15,330

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended					For the Nine Months Ended
(In thousands, except share & per share data)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Selected Average Balances:
Loans	$6,843,189	$6,833,236	$6,710,206	$6,581,059	$6,542,532	$6,796,031	$6,479,598
Investment securities	903,839	900,469	886,010	884,376	873,212	896,839	879,701
Interest-earning assets	8,206,651	8,140,178	8,078,997	7,946,309	7,824,773	8,142,411	7,729,346
Cash and cash equivalents	480,208	423,272	497,865	493,237	431,632	467,050	390,213
Goodwill and other intangibles, net	384,296	385,735	387,260	388,824	390,453	385,753	392,189
Total assets	8,984,344	8,909,653	8,849,412	8,716,611	8,596,812	8,914,964	8,486,602
Deposits	7,583,986	7,504,224	7,446,107	7,314,632	7,247,321	7,511,944	7,181,597
Interest-bearing liabilities	5,911,850	5,972,117	5,953,083	5,667,803	5,653,259	5,945,532	5,607,430
Stockholders’ equity (common)	1,194,974	1,183,316	1,178,868	1,163,477	1,118,242	1,185,778	1,079,215
Selected Ratios: (1)
Book value per common share	$82.10	$79.74	$78.11	$76.38	$76.09	$82.10	$76.09
Tangible book value per common share (2)	$56.17	$53.94	$52.59	$51.10	$50.29	$56.17	$50.29
Return on average assets	1.84%	1.62%	1.49%	1.57%	1.50%	1.66%	1.41%
Return on average common equity	13.86	12.21	11.21	11.79	11.57	12.44	11.09
Return on average tangible common equity (2)	20.42	18.12	16.70	17.71	17.77	18.44	17.42
Average equity to average assets	13.30	13.28	13.32	13.35	13.01	13.30	12.72
Stockholders’ equity to assets	13.46	13.33	13.18	13.33	13.31	13.46	13.31
Tangible common equity to tangible assets (2)	9.61	9.42	9.28	9.33	9.21	9.61	9.21
Net interest margin *	3.86	3.72	3.58	3.61	3.51	3.72	3.42
Efficiency ratio	49.10	51.79	52.94	52.17	54.57	51.20	55.98
Effective tax rate	19.50	19.52	18.81	20.19	20.39	19.30	19.97
Selected Asset Quality Information:
Nonaccrual loans	$27,463	$27,735	$28,325	$28,419	$25,565	$27,463	$25,565
Other real estate owned	767	881	946	693	859	767	859
Nonperforming assets	$28,230	$28,616	$29,271	$29,112	$26,424	$28,230	$26,424
Net loan charge-offs (recoveries)	$573	$372	$342	$363	$379	$1,287	$675
Allowance for credit losses-loans to loans	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%
Net charge-offs to average loans (1)	0.03	0.02	0.02	0.02	0.02	0.03	0.01
Nonperforming loans to total loans	0.40	0.41	0.42	0.43	0.39	0.40	0.39
Nonperforming assets to total assets	0.31	0.32	0.33	0.33	0.31	0.31	0.31
Stock Repurchase Information: (3)
Common stock repurchased ($)	$20,525	$29,989	$26,047	$10,137	$—	$76,561	$—
Common stock repurchased (shares)	155,393	257,402	233,207	92,440	—	646,002	—
* During fourth quarter 2024, Nicolet changed the annualization methodology utilized for the calculation of selected net interest margin components from actual/360 to actual/actual to be more consistent with the methodology typically used by peer banks and to cause quarterly results to be more consistent with annual results. Prior periods have been restated for this change in methodology. There was no change to the reported average balances or interest recognized.
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Consolidated Loan & Deposit Metrics (Unaudited)
(In thousands)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Period End Loan Composition
Commercial & industrial	$1,415,841	$1,412,621	$1,409,320	$1,319,763	$1,351,516
Owner-occupied commercial real estate (“CRE”)	947,390	963,278	949,107	940,367	920,533
Agricultural	1,378,070	1,346,924	1,329,807	1,322,038	1,261,152
Commercial	3,741,301	3,722,823	3,688,234	3,582,168	3,533,201
CRE investment	1,213,301	1,231,423	1,225,490	1,221,826	1,226,982
Construction & land development	324,209	298,122	273,007	239,694	231,694
Commercial real estate	1,537,510	1,529,545	1,498,497	1,461,520	1,458,676
Commercial-based loans	5,278,811	5,252,368	5,186,731	5,043,688	4,991,877
Residential construction	92,325	88,152	91,321	96,110	85,811
Residential first mortgage	1,199,512	1,205,841	1,194,116	1,196,158	1,194,574
Residential junior mortgage	260,167	249,406	235,096	234,634	223,456
Residential real estate	1,552,004	1,543,399	1,520,533	1,526,902	1,503,841
Retail & other	43,896	43,374	38,334	55,994	61,122
Retail-based loans	1,595,900	1,586,773	1,558,867	1,582,896	1,564,963
Total loans	$6,874,711	$6,839,141	$6,745,598	$6,626,584	$6,556,840

Period End Deposit Composition
Noninterest-bearing demand	$1,826,453	$1,800,335	$1,689,129	$1,791,228	$1,839,617
Interest-bearing demand	1,104,552	1,266,507	1,239,075	1,168,560	1,035,593
Money market	2,044,055	1,900,639	1,988,648	1,942,367	1,928,977
Savings	825,683	805,300	794,223	774,707	763,024
Time	1,810,722	1,768,892	1,861,115	1,726,822	1,692,786
Total deposits	$7,611,465	$7,541,673	$7,572,190	$7,403,684	$7,259,997
Brokered transaction accounts	$160,706	$307,527	$249,537	$163,580	$159,547
Brokered time deposits	444,683	450,948	607,725	586,852	549,907
Total brokered deposits	$605,389	$758,475	$857,262	$750,432	$709,454
Customer transaction accounts	$5,640,037	$5,465,254	$5,461,538	$5,513,282	$5,407,664
Customer time deposits	1,366,039	1,317,944	1,253,390	1,139,970	1,142,879
Total customer deposits (core)	$7,006,076	$6,783,198	$6,714,928	$6,653,252	$6,550,543

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate *	Balance	Interest	Rate *	Balance	Interest	Rate *
ASSETS
Total loans (1) (2)	$6,843,189	$108,042	6.27%	$6,833,236	$106,103	6.23%	$6,542,532	$100,962	6.14%
Investment securities (2)	903,839	7,519	3.33%	900,469	7,371	3.27%	873,212	6,666	3.05%
Other interest-earning assets	459,623	5,204	4.50%	406,473	4,618	4.56%	409,029	5,492	5.35%
Total interest-earning assets	8,206,651	$120,765	5.85%	8,140,178	$118,092	5.82%	7,824,773	$113,120	5.76%
Other assets, net	777,693			769,475			772,039
Total assets	$8,984,344			$8,909,653			$8,596,812
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$5,118,886	$32,329	2.51%	$5,001,714	$31,677	2.54%	$4,723,464	$32,952	2.78%
Brokered deposits	658,491	6,983	4.21%	814,789	8,795	4.33%	768,058	9,108	4.72%
Total interest-bearing deposits	5,777,377	39,312	2.70%	5,816,503	40,472	2.79%	5,491,522	42,060	3.05%
Wholesale funding	134,473	1,757	5.18%	155,614	2,057	5.30%	161,737	2,196	5.40%
Total interest-bearing liabilities	5,911,850	$41,069	2.76%	5,972,117	$42,529	2.86%	5,653,259	$44,256	3.11%
Noninterest-bearing demand deposits	1,806,609			1,687,721			1,755,799
Other liabilities	70,911			66,499			69,512
Stockholders' equity	1,194,974			1,183,316			1,118,242
Total liabilities and stockholders' equity	$8,984,344			$8,909,653			$8,596,812
Net interest income and rate spread		$79,696	3.09%		$75,563	2.96%		$68,864	2.65%
Net interest margin			3.86%			3.72%			3.51%
Loan purchase accounting accretion (3)		$1,375	0.08%		$1,475	0.09%		$1,527	0.09%
Loan nonaccrual interest (3)		$(346)	(0.02)%		$(26)	—%		$(48)	—%

	For the Nine Months Ended
	September 30, 2025			September 30, 2024
	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate *	Balance	Interest	Rate *
ASSETS
Total loans (1) (2)	$6,796,031	$314,949	6.19%	$6,479,598	$292,792	6.03%
Investment securities (2)	896,839	21,841	3.25%	879,701	19,442	2.95%
Other interest-earning assets	449,541	15,288	4.55%	370,047	14,775	5.33%
Total interest-earning assets	8,142,411	$352,078	5.78%	7,729,346	$327,009	5.65%
Other assets, net	772,553			757,256
Total assets	$8,914,964			$8,486,602
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$5,041,142	$94,789	2.51%	$4,684,586	$95,921	2.74%
Brokered deposits	754,096	24,460	4.34%	759,791	26,515	4.66%
Total interest-bearing deposits	5,795,238	119,249	2.75%	5,444,377	122,436	3.00%
Wholesale funding	150,294	5,884	5.23%	163,053	6,580	5.39%
Total interest-bearing liabilities	5,945,532	$125,133	2.81%	5,607,430	$129,016	3.07%
Noninterest-bearing demand deposits	1,716,706			1,737,220
Other liabilities	66,948			62,737
Stockholders' equity	1,185,778			1,079,215
Total liabilities and stockholders' equity	$8,914,964			$8,486,602
Net interest income and rate spread		$226,945	2.97%		$197,993	2.58%
Net interest margin			3.72%			3.42%
Loan purchase accounting accretion (3)		$4,324	0.09%		$4,582	0.09%
Loan nonaccrual interest (3)		$(677)	(0.01)%		$40	—%
* During fourth quarter 2024, Nicolet changed the annualization methodology utilized for the calculation of selected net interest margin components from actual/360 to actual/actual to be more consistent with the methodology typically used by peer banks and to cause quarterly results to be more consistent with annual results. Prior periods have been restated for this change in methodology. There was no change to the reported average balances or interest recognized.
(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion and Loan nonaccrual interest included in Total loans interest above, and the related impact to net interest margin.

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	For the Three Months Ended					For the Nine Months Ended
(In thousands, except per share data)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Adjusted net income reconciliation: (1)
Net income (GAAP)	$41,735	$36,035	$32,592	$34,480	$32,516	$110,362	$89,579
Adjustments:
Assets (gains) losses, net (2)	(1,294)	199	354	(510)	(1,177)	(741)	(3,702)
Adjustments subtotal	(1,294)	199	354	(510)	(1,177)	(741)	(3,702)
Tax on Adjustments (3)	(252)	39	69	(99)	(230)	(144)	(722)
Adjusted net income (Non-GAAP)	$40,693	$36,195	$32,877	$34,069	$31,569	$109,765	$86,599
Diluted earnings per common share:
Diluted earnings per common share (GAAP)	$2.73	$2.34	$2.08	$2.19	$2.10	$7.14	$5.84
Adjusted Diluted earnings per common share (Non-GAAP)	$2.66	$2.35	$2.10	$2.17	$2.04	$7.10	$5.65
Tangible assets: (4)
Total assets	$9,029,430	$8,930,809	$8,975,222	$8,796,795	$8,637,118
Goodwill and other intangibles, net	383,693	385,107	386,588	388,140	389,727
Tangible assets	$8,645,737	$8,545,702	$8,588,634	$8,408,655	$8,247,391
Tangible common equity: (4)
Stockholders’ equity (common)	$1,214,960	$1,190,098	$1,183,268	$1,172,898	$1,149,327
Goodwill and other intangibles, net	383,693	385,107	386,588	388,140	389,727
Tangible common equity	$831,267	$804,991	$796,680	$784,758	$759,600
Tangible average common equity: (4)
Average stockholders’ equity (common)	$1,194,974	$1,183,316	$1,178,868	$1,163,477	$1,118,242	$1,185,778	$1,079,215
Average goodwill and other intangibles, net	384,296	385,735	387,260	388,824	390,453	385,753	392,189
Average tangible common equity	$810,678	$797,581	$791,608	$774,653	$727,789	$800,025	$687,026
Note: Numbers may not sum due to rounding.
(1)The adjusted net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)Includes the gains / (losses) on other assets and investments.
(3)Assumes an effective tax rate of 19.5%.
(4)The ratios of tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.